Exhibit 99.1

DallasNews CORPORATION

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

DALLAS –  DallasNews Corporation (Nasdaq: DALN) today reported fourth quarter 2021 net income of $2.1 million, or $0.40 per share, and an operating loss of $0.7 million.  The fourth quarter 2021 net income includes a non-cash pension benefit of $1.0 million and cash proceeds of $1.3 million related to the sale of inactive IP addresses. In the fourth quarter of 2020,  the Company reported a net loss of  $1.7 million, or $(0.32) per share, and an operating loss of $4.0 million.

For the fourth quarter of 2021, on a non-GAAP basis, DallasNews reported operating income adjusted for certain items (“adjusted operating income (loss)”)  of $0.3 million,  a decrease of $0.2 million when compared to adjusted operating income of $0.5 million reported in the fourth quarter of 2020. The decline is primarily due to expense increases of $0.6 million in newsprint, $0.4 million in outside services,  and $0.2 million in distribution, and an operating revenue decline of $0.2 million, partially offset by a $1.3 million improvement in employee compensation and benefits expense.

For the full year 2021, the Company reported a net loss of $0.5 million, or $(0.09) per share, and an operating loss of $10.0 million.  The 2021 net loss includes a non-cash pension benefit of $4.2 million, a non-cash tax benefit of $2.6 million related to the release of an uncertain tax reserve and cash proceeds of $1.3 million related to the sale of inactive IP addresses.  For the full year 2020, the Company reported a net loss of $6.9 million, or $(1.28) per share, and an operating loss of $15.6 million.

For the full year 2021, on a non-GAAP basis, the Company reported an adjusted operating loss of $3.8 million, an improvement of $1.1 million when compared to an adjusted operating loss of $4.9 million reported for the full year 2020. The improvement is primarily due to a decrease of $1.8 million in employee compensation and benefits expense, partially offset by an increase of $0.8 million in advertising and promotion expense.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “DallasNews Corporation continued to make progress in 2021 toward being a sustainably profitable digital news and information company. Our management team and every employee contributed to this progress during another trying year caused by the pandemic and related factors. The directors and I express our thanks and appreciation to all.

“DALN experienced important growth in digital membership volume and pricing during 2021, while print circulation and print subscription pricing held up well. The resultant increase in digital membership revenue and total subscription revenue are important indicators that the Company is moving in the right direction. We are also pleased with the inroads Medium Giant is making in developing a meaningful revenue stream in its agency business.

“In parallel with these business activities, The Dallas Morning News continued to excel in its journalistic endeavors throughout 2021 and in the vital matter of diversity, equity and inclusion. At the corporate level, the Company's name was changed in 2021 to reflect our long-standing values and DALN began trading on the Nasdaq exchange midyear.

“DALN continues to be advantaged by its strong balance sheet and the Board regularly reviews the Company's cash position in relation to shareholder interests and the pension plans.”

Fourth Quarter Results

Total revenue was $40.6 million in the fourth quarter of 2021,  a decrease of $0.2 million or 0.5 percent when compared to the fourth quarter of 2020.

Revenue from advertising and marketing services, including print and digital revenues, was $19.8 million in the  fourth quarter of 2021,  flat when compared to the fourth quarter of 2020. Digital advertising revenue improved $0.3 million or 4.8 percent,  offset by a print advertising decline of $0.3 million or 2.6 percent.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

Circulation revenue was $16.7 million in the fourth quarter of 2021, flat when compared to the fourth quarter of 2020.  Digital-only subscription revenue increased $0.9 million or 48.5 percent, offset by a print circulation decline of $0.9 million or 6.2 percent.

Printing, distribution and other revenue decreased $0.2 million, or 4.2 percent, to $4.1 million, primarily due to a reduction in commercial printing revenue.

Total consolidated operating expense in the fourth quarter of 2021, on a GAAP basis, was $41.2 million, an improvement of $3.6 million or 8.0 percent compared to the fourth quarter of 2020,  primarily due to expense decreases of $3.4 million in employee compensation and benefits,  and $0.8 million in depreciation, partially offset by increases of $0.6 million in newsprint expense and $0.4 million in outside services expense.

In the fourth quarter of 2021, on a non-GAAP basis, adjusted operating expense was $47.9 million, an increase of $1.8 million or 3.9 percent when compared to $46.1 million of adjusted operating expense in the fourth quarter of 2020.  The increase is primarily due to $1.9 million in contra expense, which includes agency fees related to digital advertising and marketing services.

Full Year Results

Total revenue was $154.4 million for the full year 2021, a slight increase of $0.1 million when compared to the full year 2020.

Revenue from advertising and marketing services, including print and digital revenues, was $73.3 million in 2021, an increase of $1.1 million or 1.5 percent when compared to the $72.2 million reported for the full year 2020. The improvement is due to a $1.2 million or 2.5 percent increase in print advertising revenue.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

Circulation revenue was $64.9 million in the full year 2021, flat when compared to the full year 2020. Digital-only subscription revenue increased $3.1 million or 47.3 percent, offset by a print circulation decline of $3.1 million or 5.3 percent.

Printing, distribution and other revenue decreased $1.0 million, or 5.8 percent, to $16.2 million, primarily due to a reduction in commercial printing and distribution revenue.

Total consolidated operating expense for the full year 2021, on a GAAP basis, was $164.3 million, an improvement of $5.5 million or 3.3 percent compared to the full year 2020. The improvement is primarily due to expense decreases of $3.0 million in depreciation, $2.7 million in employee compensation and benefits,  and $0.3 million in newsprint,  partially offset by increases of $0.8 million in advertising and promotion expense, and $0.6 million in distribution expense.

For the full year 2021, on a non-GAAP basis, adjusted operating expense was $185.0 million, an increase of $14.5 million or 8.5 percent when compared to $170.6 million of adjusted operating expense in the full year 2020. The increase is primarily due to $15.5 million in contra expense.

As of December 31,  2021,  the Company had 656 employees, a decrease of 87 full-time equivalents, or 11.7 percent, when compared to the prior year period. Cash and cash equivalents were $32.4 million and the Company had no debt.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating income (loss), total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Tuesday, March 8, 2022, at 9:00 a.m. CST to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the listen-only conference call, dial 1-844-867-6169 and enter the following access code when prompted: 215776.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CST on March 8, 2022 until 11:59 p.m. CDT on March 14, 2022.  The access code for the replay is 7869676.

DallasNews Corporation Announces Fourth Quarter and Full Year 2021 Financial Results

March 7, 2022

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant. The Dallas Morning News is Texas' leading daily newspaper with a strong journalistic reputation, intense regional focus and close community ties. Medium Giant is a media and marketing agency of divergent thinkers who devise strategies that deepen connections, expand influence, and scale success for clients nationwide. For additional information, visit dallasnewscorporation.com or email invest@dallasnews.com.

Statements in this communication concerning DallasNews Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements about the Company’s expectations relating to the reverse stock split,  are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 pandemic. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
In thousands, except share and per share amounts (unaudited)	2021	2020	2021	2020
Net Operating Revenue:
Advertising and marketing services	$19,800	$19,822	$73,271	$72,214
Circulation	16,671	16,687	64,943	64,935
Printing, distribution and other	4,109	4,290	16,160	17,150
Total net operating revenue	40,580	40,799	154,374	154,299
Operating Costs and Expense:
Employee compensation and benefits	15,884	19,260	69,078	71,772
Other production, distribution and operating costs	21,759	21,050	81,041	80,008
Newsprint, ink and other supplies	2,720	2,150	9,878	10,168
Depreciation	875	1,696	4,002	7,016
Amortization	—	64	64	255
Loss on sale/disposal of assets, net	—	34	29	90
Asset impairments	—	563	232	563
Total operating costs and expense	41,238	44,817	164,324	169,872
Operating loss	(658)	(4,018)	(9,950)	(15,573)
Other income, net	2,638	2,236	7,332	7,014
Income (Loss) Before Income Taxes	1,980	(1,782)	(2,618)	(8,559)
Income tax benefit	(169)	(43)	(2,151)	(1,687)
Net Income (Loss)	$2,149	$(1,739)	$(467)	$(6,872)

Per Share Basis
Net income (loss)
Basic and diluted (1)	$0.40	$(0.32)	$(0.09)	$(1.28)
Number of common shares used in the per share calculation:
Basic and diluted (1)	5,352,490	5,352,490	5,352,490	5,352,490

(1)

All share and per share amounts have been retroactively adjusted to reflect the one-for-four reverse stock split effective June 8, 2021.  All fractional shares were settled in cash on June 9, 2021, in connection with the reverse stock split.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
In thousands (unaudited)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$32,439	$42,015
Accounts receivable, net	16,012	16,562
Notes receivable	22,400	22,775
Other current assets	5,677	6,754
Total current assets	76,528	88,106
Property, plant and equipment, net	8,822	11,959
Operating lease right-of-use assets	17,648	20,406
Intangible assets, net	—	64
Deferred income taxes, net	257	76
Other assets	2,197	2,604
Total assets	$105,452	$123,215
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,821	$7,759
Accrued compensation and other current liabilities	9,505	10,829
Contract liabilities	10,592	12,896
Total current liabilities	27,918	31,484
Long-term pension liabilities	14,275	18,520
Long-term operating lease liabilities	19,181	21,890
Other liabilities	1,501	4,913
Total liabilities	62,875	76,807
Total shareholders' equity	42,577	46,408
Total liabilities and shareholders’ equity	$105,452	$123,215

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
In thousands (unaudited)	2021	2020	2021	2020
Total net operating revenue	$40,580	$40,799	$154,374	$154,299
Total operating costs and expense	41,238	44,817	164,324	169,872
Operating Loss	$(658)	$(4,018)	$(9,950)	$(15,573)

Total net operating revenue	$40,580	$40,799	$154,374	$154,299
Addback:
Advertising contra revenue	7,550	5,643	26,458	11,043
Circulation contra revenue	88	110	384	315
Adjusted Operating Revenue	$48,218	$46,552	$181,216	$165,657

Total operating costs and expense	$41,238	$44,817	$164,324	$169,872
Addback:
Advertising contra expense	7,550	5,643	26,458	11,043
Circulation contra expense	88	110	384	315
Less:
Depreciation	875	1,696	4,002	7,016
Amortization	—	64	64	255
Severance expense	95	2,127	1,816	2,748
Loss on sale/disposal of assets, net	—	34	29	90
Asset impairments	—	563	232	563
Adjusted Operating Expense	$47,906	$46,086	$185,023	$170,558

Adjusted operating revenue	$48,218	$46,552	$181,216	$165,657
Adjusted operating expense	47,906	46,086	185,023	170,558
Adjusted Operating Income (Loss)	$312	$466	$(3,807)	$(4,901)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Advertising contra represents agency fees related to digital advertising and marketing services. Circulation contra represents revenue recorded for the grace period of expired home delivery subscriptions. These adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.